August 14, 2017

More than Words, LLC
130 West 50th Street
New York, NY 10020

Gentlemen:

Reference is made to the Purchase and Escrow Agreement entered into as of August 10, 2017 among you, Barry Honig, as Collateral Agent and Holder, and Grushko & Mittman, P.C. (the “Agreement”; defined terms used in this letter and not defined herein shall have the meanings ascribed to them in the Agreement). This will confirm that upon completion of the transaction described in the Agreement and your acquisition of all of the Seller Securities, the following modifications to the business transactions described in the agreement shall be made:

1.	This will confirm that the outstanding balance of the Note will be deemed reduced to Three Million Dollars ($3,000,000.00).

2.	Additionally, the Four Hundred Forty (440) shares of the Company’s Series F Convertible Preferred Stock comprising part of the Seller Securities will be deemed to have been cancelled.

Consideration for 1 and 2 above is the Company’s consent of the transfer between Seller and Purchaser.

Please confirm the above by signing and returning one copy of this letter.

Very truly yours,

FUNCTION(X) INC.

By:
Name:
Title: